                                                                    Exhibit 23.2


                     [LETTERHEAD OF KPMG LLP APPEARS HERE]


To the Board of Directors
Piedmont Bancorp, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

KPMG LLP


Raleigh, North Carolina
March 30, 2000